Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of AIM Growth Series (Invesco Growth Series) of our reports dated February 19, 2026, relating to the financial statements and financial highlights of Invesco Active Allocation Fund, Invesco Convertible Securities Fund, Invesco Income Allocation Fund, Invesco International Diversified Fund, Invesco Main Street Mid Cap Fund, Invesco Main Street Small Cap Fund, Invesco Quality Income Fund, Invesco Select Risk: Conservative Investor Fund, Invesco Select Risk: Growth Investor Fund, Invesco Select Risk: High Growth Investor Fund, Invesco Select Risk: Moderate Investor Fund, Invesco Select Risk: Moderately Conservative Investor Fund and Invesco Small Cap Growth Fund which appear in AIM Growth Series (Invesco Growth Series)’s Certified Shareholder Report on Form N-CSR for the year ended December 31, 2025. We also consent to the references to us under the headings “Financial Highlights,” “Other Service Providers - Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

April 28, 2026